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                                                                     Exhibit 11


                 Statement of Computation of Per Share Earnings

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Earnings Per                          THREE MONTHS ENDED                NINE MONTHS ENDED
Common Share                             SEPTEMBER 30                     SEPTEMBER 30
                                ---------------------------        --------------------------
                                    2005             2004             2005            2004
                                -----------       ---------        ----------       ---------
     Basic                      $      0.19       $    0.92        $     0.46       $    1.16

     Average Shares
     Outstanding                  1,803,583         822,250         1,595,095         822,250

     Diluted                    $      0.19       $    0.92        $     0.46       $    1.16

     Average Shares
     Outstanding                  1,829,431         822,250         1,617,325         822,250


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